                                                                     EXHIBIT 1-2

                          NORTHROP GRUMMAN CORPORATION
                                   ("COMPANY")

                                 DEBT SECURITIES

                                 TERMS AGREEMENT
                                                                October 20, 1994
Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067

Dear Sirs:

     On behalf of several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement on Form S-3 (No. 33-55143) ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

8-5/8% NOTES DUE 2004

          TITLE: 8-5/8% Notes Due 2004

          PRINCIPAL AMOUNT: $350,000,000

          INTEREST: 8 5/8% per annum, from October 27, 1994, payable semiannually on April 15 and October 15, commencing April 15, 1995, to holder of record on the preceding April 1 or October 1, as the case may be.

          MATURITY: October 15, 2004.

          DELAYED DELIVERY CONTRACTS: None.

          PURCHASE PRICE: 99.350% of principal amount (plus accrued interest from October 27, 1994).

          EXPECTED REOFFERING PRICE: 100.00% of principal amount, subject to change by the undersigned (plus accrued interest from October 27, 1994).

          CLOSING DATE: 7:00 A.M. (Pacific Time) on October 27, 1994 at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, in New York Clearing House (next day) funds.

9-3/8% DEBENTURES DUE 2024

          TITLE:  9-3/8% Debentures Due 2024

          PRINCIPAL AMOUNT: $250,000,000

          INTEREST: 9 3/8% per annum, from October 27, 1994, payable semiannually on April 15 and October 15, commencing April 15, 1995, to holder of record on the preceding April 1 or October 1, as the case may be.

          MATURITY:  October 15, 2024

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          OPTIONAL REDEMPTION:  The Debentures Due 2024 may not be redeemed by the Company prior to October 15, 2004. On and after such date, the Debentures Due 2024 may be redeemed at the option of the Company, on not less than 30 days' nor more than 60 days' notice, in whole or in part, at the redemption prices set forth below, in each case plus accrued and unpaid interest (if any) to the date fixed for redemption.

          The redemption prices (expressed as percentages of principal amount), if redeemed during the 12-month period beginning October 15 of the years indicated, are as follows:

               Percentage of                           Percentage of
                 Principal                               Principal
Year               Amount               Year              Amount
- ----           --------------           ----           -------------
2004               104.363%             2009             102.181%
2005               103.926              2010             101.745
2006               103.490              2011             101.309
2007               103.054              2012             100.873
2008               102.618              2013             100.436

and thereafter at 100% of the principal amount thereof.

          DELAYED DELIVERY CONTRACTS: None.

          PURCHASE PRICE: 98.475% of principal amount (plus accrued interest from October 27, 1994).

          EXPECTED REOFFERING PRICE: 99.350% of principal amount, subject to change by the undersigned (plus accrued interest from October 27, 1994).

          CLOSING DATE: 7:00 A.M. (Pacific Time) on October 27, 1994 at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, in New York Clearing House (next day) funds.

     The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The Securities will be issued in the form of global securities in the name of the Depository Trust Company or its nominee.


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     Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.


                              Very truly yours,

                              CS First Boston Corporation
                              J.P. Morgan Securities Inc.
                              Merrill Lynch, Pierce, Fenner & Smith Incorporated Salomon Brothers Inc
                              On behalf of themselves and as Representatives of the Several Underwriters

                              By CS First Boston Corporation



                              By  /s/ G. M. Lodge
                                ------------------------
                                Name:  G. M. Lodge
                                Title: Managing Director


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                                   SCHEDULE A


                                                                  PRINCIPAL
                                        PRINCIPAL                 AMOUNT OF
          UNDERWRITER                   AMOUNT OF                 DEBENTURES
          -----------                   NOTES DUE 2004            DUE 2024
                                        --------------            ----------

CS First Boston Corporation             $ 84,550,000             $ 60,350,000
J.P. Morgan Securities Inc                84,400,000               60,300,000
Merrill Lynch, Pierce,
  Fenner & Smith Incorporated             84,400,000               60,300,000
Salomon Brothers Inc                      84,400,000               60,300,000
Chase Securities, Inc.                    12,250,000                8,750,000

     Total
                                        ------------             ------------
                                        $350,000,000             $250,000,000



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To:  CS First Boston Corporation
     J.P. Morgan Securities Inc.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     Salomon Brothers Inc
          As Representatives of the Several Underwriters,
          c/o CS First Boston Corporation
               Park Avenue Plaza,
               New York, N.Y.  10055

     We accept the offer contained in your letter, dated October 20, 1994, relating to $350,000,000 aggregate principal amount of our 8 5/8% Notes Due 2004 and $250,000,000 aggregate principal amount of our 9 3/8% Debentures Due 2024. We also confirm that the representations and warranties of the undersigned in the Underwriting Agreement filed as an exhibit to the undersigned's registration statement on Form S-3 (No. 33-55143) ("Underwriting Agreement") are true and correct, no stop order suspending the effectiveness of the Registration Statement (as defined in the Underwriting Agreement) or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the undersigned, are contemplated by the Securities and Exchange Commission.

                                   Very truly yours,

                                   Northrop Grumman Corporation


                                   By: /s/ John R. Rettberg
                                      -------------------------
                                      Name:   John R. Rettberg
                                      Title:  Vice President and Treasurer


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